UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2009

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-34078	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 728-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 23, 2009, the Board of Directors (the “Board”) of Northstar Neuroscience, Inc. (the “Company”) approved an amendment to the Executive Employment Agreement between the Company and Brian B. Dow, the Company’s Vice President of Finance, Chief Financial Officer and Secretary. The purpose of the amendment is to provide an incentive to Mr. Dow to remain an employee of the Company during the Company’s process of dissolving and liquidating its assets, subject to shareholder approval. The amendment provides Mr. Dow with a $75,000 bonus that is subject to Mr. Dow (a) remaining an employee of the Company through at least September 30, 2009 (or such shorter period as determined by the Company’s Chief Executive Officer or the Board), and (b) satisfying specific milestones related to the Company’s proposed plan of liquidation and dissolution and the related orderly wind down of business and operations. A copy of the amendment to Mr. Dow’s Executive Employment Agreement is attached to this current report as exhibit 10.1 and is incorporated herein by reference.

Effective January 31, 2009, as an additional retention incentive, all employees retained after January 30, 2009, including John S. Bowers Jr., the Company’s President and Chief Executive Officer, and Mr. Dow, will receive acceleration of vesting of equity awards to the extent that such employees would have received accelerated vesting in accordance with their existing contractual agreements had they been terminated by Northstar without cause on January 30, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of First Amendment to Executive Employment Agreement by and between Northstar Neuroscience, Inc. and Brian B. Dow.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: January 27, 2009	By:	/s/ Brian B. Dow
Brian B. Dow Vice President of Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of First Amendment to Executive Employment Agreement by and between Northstar Neuroscience, Inc. and Brian B. Dow.